UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2006

FBO AIR, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-56046	87-0617649
(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA	18641
(Address of Principal Executive Offices)	(Zip Code)

(570) 414-1400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

(1) Effective October 31, 2006, the Employment Agreement dated as of April 1, 2005 (the “Trenk Employment Agreement”) by and between FBO Air, Inc., a Nevada corporation and the registrant (the “Company”), and Jeffrey M. Trenk was mutually terminated. A copy of the Trenk Employment Agreement is filed (by incorporation by reference) as Exhibit 10.1 to this Report and is incorporated herein by this reference. A copy of the First Amendment dated as of October 31, 2006 (the “Amendment”) to the Trenk Employment Agreement, effecting such mutual termination and providing for the continuation of certain provisions of the Employment Agreement, including, without limitation, indemnification of Mr. Trenk, is filed as Exhibit 10.2 to this Report and is incorporated herein by this reference. Mr. Trenk was also serving as a director and the Executive Vice President for Business Development of the Company. See Item 5.02(b) to this Report.

(2) Except for the Amendment, the term of the Trenk Employment Agreement would have continued until March 31, 2008 (subject to one-year renewals unless terminated by either party on 90 days’ prior notice) with Mr. Trenk receiving a base salary of $175,000 per year and being eligible for an annual incentive bonus. Mr. Trenk will be paid his base salary through the termination date. In addition, the Company in the Amendment agreed to pay Mr. Trenk $81,000 in lieu of any claims for monetary compensation under the Trenk Employment Agreement (other than reimbursement for business-related expenses incurred prior to termination) and to waive the non-competition provision in the Employment Agreement which otherwise would have continued for six months following termination of employment. Pursuant to the Amendment, Mr. Trenk continues to be bound by the provisions of the Trenk Employment Agreement relating to no solicitation of employees and confidentiality. Mr. Trenk, his wife Ruth Trenk and her daughter Jaime Levine have each agreed not to sell or otherwise transfer any of his or her shares of the Company’s Common Stock, $.001 par value (the “Common Stock”), for a period of one year unless there is a change in the material status of Mr. and Mrs. Trenk or another director or executive officer sells shares of the Common Stock.

(3) As reported in Item 5.02(b) to this Report, Mr. Trenk resigned as a director, as the Executive Vice President for Business Development and as an employee of the Company effective October 31, 2006.

(4) There were no material early termination penalties incurred by the Company as a result of the termination of the Trenk Employment Agreement.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Not applicable.

(b) Effective October 31, 2006, Jeffrey M. Trenk resigned as a director, as the Executive Vice President for Business Development and as an employee of the Company.

(c) Not applicable.

(d) Not applicable.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

Exhibit No.	Description

10.1	Copy of Employment Agreement dated as of April 1, 2005 by and between FBO Air, Inc. and Jeffrey M. Trenk.[1]

10.2	Copy of First Amendment dated as of October 31, 2006 by and between FBO Air, Inc. and Jeffrey M. Trenk to the Employment Agreement filed as Exhibit 10.1 hereto.[2] .

1  Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 6, 2005.
2  Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBO Air, Inc.
(Registrant)

Dated: November 6, 2006	By /s/ Ronald J. Ricciardi
Ronald J. Ricciardi
President and Chief Executive Officer

FBO Air, Inc.
List of Exhibits Filed
With Current Report on Form 8-K

Exhibit Number	Description	Page

10.2	Copy of First Amendment dated as of October 31,
2006 by and between FBO Air, Inc. and Jeffrey M.
Trenk to the Employment Agreement filed as Exhibit
	10.1 to this Report	E-2

E-1